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                                                                 EXHIBIT 10.23.3


                               THIRD AMENDMENT TO
                        CREDIT AGREEMENT AND FORBEARANCE


         THIS THIRD AMENDMENT TO CREDIT AGREEMENT AND FORBEARANCE (this "Agreement") is entered into as of October 11, 1999 among The Maxim Group, Inc., a Delaware corporation (the "Borrower"), the Domestic Subsidiaries of the Borrower, as Guarantors, Bank of America, N.A. (formerly NationsBank, N.A.), as Administrative Agent (in such capacity, the "Administrative Agent") and the Lenders party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.

                                    RECITALS

         WHEREAS, the Borrower, the Guarantors, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of May 18, 1999 (as amended by that certain First Amendment to Credit Agreement and Forbearance dated as of July 23, 1999 (the "First Amendment") and that certain Second Amendment to Credit Agreement, Forbearance and Waiver dated as of September 7, 1999 (the "Second Amendment") and as further amended, modified, supplemented, extended or restated from time to time, the "Credit Agreement");

         WHEREAS, the following Events of Default exist under the Credit Agreement (collectively, the "Acknowledged Events of Default"): (1) the Credit Parties have failed to furnish to the Administrative Agent and the Lenders the financial statements for fiscal year 1999 which are required by Section 7.1(a) of the Credit Agreement to be delivered to the Administrative Agent and the Lenders within 90 days after the close of such fiscal year; (2) the Credit Parties have failed to furnish to the Administrative Agent and the Lenders both the financial statements as of April 30, 1999 and the financial statements as of July 31, 1999 which are required by Section 7.1(b)(i) of the Credit Agreement to be delivered to the Administrative Agent and the Lenders within 45 days of the close of the fiscal quarters ending April 30, 1999 and July 31, 1999; (3) the Credit Parties have failed to furnish to the Administrative Agent and the Lenders the financial statements as of the end of May, 1999, June, 1999 and August, 1999 which are required by Section 7.1(b)(ii) of the Credit Agreement to be delivered to the Administrative Agent and the Lenders within 30 days of the end of such calendar months; (4) an Executive Officer of the Borrower has failed to deliver to the Administrative Agent and the Lenders the officer's certificates required by Section 7.1(c) of the Credit Agreement which are to be delivered with the financial statements referenced in subclauses (1) and (2) above; (5) the Credit Parties have failed to furnish to the Administrative Agent and the Lenders a certificate of the accountants conducting the annual audit of the financial statements referenced in subclause (1) above which are required by 7.1(f) of the Credit Agreement to be delivered within 90 days after the close of fiscal year 1999; (6) the field examination with respect to the Borrower's accounts receivable and inventory failed to demonstrate that the margined value of the Borrower's accounts receivable and inventory, together with the value attributed to the Executive Buildings and the amount of cash in the Cash Collateral Account totaled at least $112,500,000 as required by Section 7.15(b) of the Credit Agreement; (7) the Borrower has failed to deliver landlord consents satisfactory to the Administrative Agent within 30 days of the Closing Date as required by Section 7.15(d)(vii) of the Credit Agreement; and (8) each Credit Party changed its fiscal year after the Closing Date in violation of
Section 8.10 of the Credit Agreement.

         WHEREAS, pursuant to the terms of the First Amendment, the Administrative Agent and the Lenders agreed to forbear from exercising their rights and remedies arising from the Acknowledged Events of Default until September 24, 1999 (the "Forbearance Termination Date") and to continue to make available to the Borrower the Loans provided under the Credit Agreement;

         WHEREAS, pursuant to the terms of the Second Amendment, the Administrative Agent and the Lenders agreed to forbear from exercising their rights and remedies arising from the Acknowledged Events of Default until October 15, 1999 (the "Extended Forbearance Termination Date"), to waive the Event of Default resulting from the failure of the Borrower to deliver to the Administrative Agent the real estate documentation with respect to the Executive Buildings within 30 days of the Closing Date as


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required by Section 7.15(e) of the Credit Agreement, and to continue to make available to the Borrower the Loans provided under the Credit Agreement;

         WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to (i) extend the Extended Forbearance Termination Date until November 15, 1999 (the "New Forbearance Termination Date") and (ii) continue to make available to the Borrower the Loans provided under the Credit Agreement; and

         WHEREAS, the Administrative Agent and the Lenders are, upon and subject to the terms and conditions specified in this Agreement, willing to (i) forbear from exercising their rights and remedies arising from the Acknowledged Events of Default until the New Forbearance Termination Date and (ii) continue to make available to the Borrower the Loans.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. REAFFIRMATION OF EXISTING DEBT. The Credit Parties acknowledge and confirm that (a) the Borrower's obligation to repay the outstanding principal amount of the Loans and reimburse the Issuing Lender for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims, (b) the Administrative Agent, on behalf of the Lenders, has a valid and enforceable first priority perfected security interest in the Collateral, (c) the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Credit Documents, and (d) by entering into this Agreement, the Administrative Agent and the Lenders do not waive or release any term or condition of the Credit Agreement or any of the other Credit Documents or any of their rights or remedies under such Credit Documents or applicable law or any of the obligations of any Credit Party thereunder.

         2. AGREEMENT TO FORBEAR. Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Lenders agree to forbear exercising their rights and


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remedies arising exclusively as a result of the Acknowledged Events of Default until the New Forbearance Termination Date; PROVIDED, HOWEVER, that the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of the Acknowledged Events of Default at any time after the occurrence of a Forbearance Default (defined below).

         3. FORBEARANCE DEFAULTS. Nothing set forth herein or contemplated hereby is intended to constitute an agreement by the Administrative Agent or the Lenders to forbear the exercise of any of the rights and remedies available to the Administrative Agent and/or the Lenders under the Credit Agreement and the other Credit Documents (all of which rights and remedies are hereby expressly reserved by the Administrative Agent and the Lenders) upon and after the occurrence of a Forbearance Default. For purposes hereof, the term "Forbearance Default" shall mean the existence or occurrence of any or all of the following:
(a) any Default or Event of Default under the Credit Agreement or any other Credit Document other than the Acknowledged Events of Default, (b) a breach by the Credit Parties of any term of this Agreement, (c) any Person shall commence any suit or other legal proceeding against any Credit Party or any of its assets to enforce any obligations for Indebtedness of any Credit Party to such Person or (d) the acceleration of the Subordinated Debt prior to its stated maturity. The Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies arising on account of any Default or Event of Default under the Credit Agreement or any other Credit Document upon the earlier of (x) the occurrence of a Forbearance Default and (y) the New Forbearance Termination Date. This Agreement is a Credit Document. Furthermore, notwithstanding any term to the contrary contained in the Credit Agreement or any other Credit Document, if the Subordinated Debt is accelerated prior to its stated maturity, (i) the Administrative Agent and the Lenders shall be free to exercise any or all of their rights and remedies under the Credit Agreement (including, without limitation, all rights contained in Section 9.2 of the Credit Agreement) or any other Credit Document and (ii) the Lenders shall not be required to make any Loans to the Borrower.

         4. REVOLVING LOAN COMMITMENT. The two provisos in Section 2.1(a) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

            PROVIDED, HOWEVER, that (i) the sum of the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate amount of Synthetic Lease Obligations outstanding shall not exceed (A) the lesser of (x) the Revolving Committed Amount and (y) the Borrowing Base Assets and (B) until such time as the Indenture Default is cured or an Acceleration Event occurs, $32,500,000 and (ii) with respect to each individual Lender, the Lender's pro rata share of outstanding Revolving Loans plus such Lender's pro rata share of outstanding LOC Obligations plus such Lender's pro rata share of the aggregate amount of the outstanding Synthetic Lease Obligations shall not exceed such Lender's Revolving Loan Commitment Percentage of the Revolving Committed Amount.

         5. SALE OR LEASE OF ASSETS. The first paragraph of Section 8.5 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


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            8.5      SALE OR LEASE OF ASSETS.

            No Credit Party will, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold), and securities, other than (a) any inventory sold or otherwise disposed of in the ordinary course of business; (b) the sale, lease, transfer or other disposal by a Credit Party (other than the Borrower) of any or all of its assets to another Credit Party; (c) obsolete, slow-moving, idle or worn-out assets no longer used or useful in its business or the trade in of equipment for equipment in better condition or of better quality; (d) the transfer of assets which constitute a Permitted Investment; (e) the lease or sublease of real property interests in the ordinary course of business;
         (f) accounts receivable and related rights and interests sold to GE Capital pursuant to the terms of the GE Capital Dealer Agreement; (g) leases related to vans for MaxCare franchises not to exceed $3,500,000, in the aggregate, during the term of this Credit Agreement; (h) the sale of that certain real property owned by the Borrower and located at 1911 North Highway 16, Denver, North Carolina; PROVIDED that the proceeds from the sale of such real property (net of reasonable transaction costs payable to third parties and taxes paid or a good faith estimate of the taxes payable with respect to such proceeds) shall be deposited in the Cash Collateral Account and shall be subject to the terms of the Credit Documents relating to the Cash Collateral Account; and (i) other sales of assets not to exceed $2,500,000, in the aggregate, during the term of this Credit Agreement in connection with the closing and liquidation of retail stores.

         6. RELEASE. The Credit Parties hereby release the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to the date hereof.

         7. CONDITIONS PRECEDENT. The effectiveness of this Agreement is subject to the satisfaction of each of the following conditions:

            (a) The Administrative Agent shall have received original counterparts of this Agreement duly executed by the Credit Parties, the Administrative Agent and the Lenders.

            (b) The Borrower shall have delivered to the Administrative
         Agent an opinion of counsel to the Credit Parties in form and substance satisfactory to the Administrative Agent as to the due authorization, execution, delivery and enforceability of this Agreement.

            (c) The Administrative Agent shall have received such other documents and information as it deems reasonably necessary.

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         8. MISCELLANEOUS.

            (a) The term "Credit Agreement" as used in each of the Credit Documents shall hereafter mean the Credit Agreement as amended by this Agreement. Except as herein specifically agreed, the Credit Agreement, and the obligations of the Credit Parties thereunder and under the other Credit Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

            (b) The Credit Parties hereby represent and warrant as follows:

                (i) Each Credit Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

                (ii) This Agreement has been duly executed and delivered by each Credit Party and constitutes each such Credit Party's legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

                (iii) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Credit Party of this Agreement.

            (c) The Credit Parties hereby represent and warrant to the Lenders that (i) the representations and warranties of the Credit Parties set forth in Section 6 of the Credit Agreement are true and correct as of the date hereof and (ii) other than the Acknowledged Events of Default no unwaived event has occurred and is continuing which constitutes a Default or an Event of Default.

            (d) The Guarantors (i) acknowledge and consent to all of the terms and conditions of this Agreement, (ii) affirm all of their obligations under the Credit Documents and (iii) agree that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

            (e) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

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            (f) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE
         PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA.

                  [remainder of page intentionally left blank]

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         Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:               THE MAXIM GROUP, INC., a Delaware
                        corporation

                        By: /s/ Thomas P. Leahey
                           -----------------------------------
                        Name:  Thomas P. Leahey
                               --------------------------------
                        Title: EVP Finance
                               --------------------------------


GUARANTORS:             CARPETMAX, L.P., a Georgia limited partnership

                        By:  The Maxim Group, Inc. as its sole general partner

                        By: /s/ Thomas P. Leahey
                           -----------------------------------
                        Name:  Thomas P. Leahey
                               --------------------------------
                        Title: EVP Finance
                               --------------------------------

                              [SIGNATURES CONTINUE]


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                            BAILEY & ROBERTS CARPETMAX OF TENNESSEE, INC.,
                            a Tennessee corporation
                            C & S TEXTILES, INC., an Idaho corporation
                            CARPETMAX OF UTAH, INC., a Utah corporation
                            CARPETMAX RETAIL STORES, INC., a Delaware corporation
                            CARPETSPLUS OF AMERICA, INC., a Georgia
                            corporation
                            GCO, INC., a Nevada corporation
                            GCO CARPET OUTLET, INC., an Alabama corporation INVESTOR MANAGEMENT, INC., an Alabama corporation
                            MAXIM EQUIPMENT LEASING COMPANY, INC., a
                            Georgia corporation
                            MAXIM RETAIL GROUP, INC., a Georgia corporation MAXIM RETAIL STORES, INC., a Georgia corporation TRI-R OF ORLANDO, INC., a Georgia corporation COLORADO CARPET & RUGS, INC., a Colorado corporation
                            MANASOTA CARPET, INC., a Florida corporation
                            WADSWORTH & OWENS DECORATING CENTER,
                            INC., a Florida corporation

                            By: /s/ Thomas P. Leahey
                                ------------------------------------------------
                            Name: Thomas P. Leahey
                                  ----------------------------------------------
                            Title:  VP of each of the foregoing
                                    --------------------------------------------
                                    Guarantors
                                    --------------------------------------------


                            BANK OF AMERICA, N.A., individually in its capacity as a Lender, in its capacity as Administrative Agent and in its capacity as Issuing Lender

                            By:  /s/ David H. Dinkins
                                 -----------------------------------------------
                            Name: David H. Dinkins
                                  ----------------------------------------------
                            Title: Vice Presidents
                                   ---------------------------------------------